EXHIBIT 5.1

Perkins Coie LLP

1120 NW Couch Ave, 10th floor

Portland, OR 97209

PHONE: 503-727-2000

FAX: 503-727-2222

www.perkinscoie.com

May 27, 2008

TriQuint Semiconductor, Inc.

2300 NE Brookwood Parkway

Hillsboro, Oregon 97124

Re:	Registration Statement on Form S-8 of Shares of Common Stock, $0.001 par value, of TriQuint Semiconductor, Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to an aggregate of up to 3,393,556 shares of common stock, $0.001 par value, of the Company (the “Shares”), up to 1,250,000 of which may be issued pursuant to the Company’s 2008 Inducement Award Program (the “2008 Plan”), and up to 2,143,556 of which may be issued pursuant to the Company’s 2007 Employee Stock Purchase Plan (the “2007 Plan”, and together with the 2008 Plan, the “Plans”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares issued by the Company pursuant to the Plans, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration for such Shares in accordance with the terms of the applicable Plan, will be legally issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Perkins Coie LLP